As filed with the Securities and Exchange Commission on January 22, 2025

Registration No. 333-276401; 333-347348; 333-269646; 333-268799; 333-267010; and 333-262465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-276401

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-347348

Post-Effective Amendment No. 1 to Form S-1 Registration Statement (No. 333-269646)

Post-Effective Amendment No. 2 to Form S-1 Registration Statement (No. 333-268799)

Post-Effective Amendment No. 2 to Form S-1 Registration Statement (No. 333-267010)

Post-Effective Amendment No. 1 to Form S-4 Registration Statement (No. 333-262465)

UNDER

THE SECURITIES ACT OF 1933

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-3703651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

950 E Paces Ferry Rd NE

Suite 810

Atlanta, Georgia 30326

(844) 479-1507

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Michael Dulin

Chief Executive Officer

Rubicon Technologies, Inc.

950 E Paces Ferry Rd NE

Suite 810

Atlanta, Georgia 30326

(844) 479-1507

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Blankenship

Louis B. Savage

Benjamin D. Smolij

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

(713) 651-2678

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐	(Do not check if a smaller reporting company)
Non-accelerated filer	☒	Smaller reporting company	☒	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) relates to each of the following Registration Statements on Form S-3, Form S-1, and Form S-4 (collectively, the “Registration Statements”) of Rubicon Technologies, Inc., a Delaware corporation (the “Registrant”), which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof:

●	Registration Statement on Form S-3 (No. 333-276401) filed with the SEC on January 5, 2024;

●	Registration Statement on Form S-3 (No. 333-247348) filed with the SEC on September 5, 2023;

●	Registration Statement on Form S-1 (No. 333-269646) filed with the SEC on February 8, 2023;

●	Registration Statement on Form S-1 (No. 333-268799) filed with the SEC on December 14, 2022;

●	Registration Statement on Form S-1 (No. 333-267010) filed with the SEC on August 22, 2022; and

●	Registration Statement on Form S-4 (No. 333-262465) filed with the SEC on February 1, 2022.

On June 25, 2024, the New York Stock Exchange LLC (the “NYSE”) filed a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and to deregister the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Securities Act”).

Following the effectiveness of this Amendment, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC providing notice of suspension of the Company’s reporting obligations under Section 12(g) and Section 15(d) of the Securities Act.

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of this Amendment, any securities that had been registered but remain unsold at the termination of the respective offerings, the Company hereby amends each of the Registration Statements to remove from registration all securities, as applicable, registered under the Registration Statements that remain unsold as of the date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the Registration Statements on Form S-3, S-1, and S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, in the state of Georgia, on the 22nd day of January, 2025.

Rubicon Technologies, Inc.

By:	/s/ Michael Dulin
Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statements on Form S-3, Form S-1, and Form S-4 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Date	Title

/s/ Michael Dulin	January 22, 2025	Chief Executive Officer and Director
Michael Dulin		(Principal Executive Officer)

/s/ Eric Bauer	January 22, 2025	Chief Financial Officer
Eric Bauer		(Principal Financial Officer)

/s/ Grant Deans	January 22, 2025	Controller
Grant Deans		(Principal Accounting Officer)

/s/ Jose Miguel Enrich	January 22, 2025	Director
Jose Migel Enrich

/s/ Michael Dulin	January 22, 2025	Director
Michael Dulin

/s/ Barry Caldwell	January 22, 2025	Director
Barry Caldwell

/s/ Brent Callinicos	January 22, 2025	Director
Brent Callinicos

/s/ Andres Chico	January 22, 2025	Director
Andres Chico

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